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Exhibit 4.3

EXHIBIT A

[FORM OF WARRANT CERTIFICATE]

        THIS WARRANT CERTIFICATE (I) CANNOT BE TRANSFERRED OR EXCHANGED UNTIL THE 20TH TRADING DAY AFTER THE EARLIER TO OCCUR OF THE EXPIRATION OF THE UNDERWRITERS' OPTION TO PURCHASE UP TO 900,000 ADDITIONAL UNITS TO COVER OVER-ALLOTMENTS AND THE EXERCISE IN FULL BY THE UNDERWRITERS OF SUCH OPTION, BUT IN NO EVENT WILL SEPARATE TRADING OF THE SECURITIES COMPRISING THE UNITS BE ALLOWED UNTIL TC ACQUISITION CORP. (THE "COMPANY") FILES (A) AN AUDITED BALANCE SHEET REFLECTING THE RECEIPT BY THE COMPANY OF THE GROSS PROCEEDS OF THE OFFERING AND (B) A CURRENT REPORT ON FORM 8-K AND ISSUES A PRESS RELEASE ANNOUNCING WHEN SUCH SEPARATE TRADING WILL BEGIN (THE "DETACHMENT DATE") UNLESS INCLUDED WITH A SHARE OF COMMON STOCK OF THE COMPANY AS PART OF A UNIT AND (II) CANNOT BE EXERCISED UNTIL THE LATER OF THE COMPANY'S COMPLETION OF A BUSINESS COMBINATION AND                , 2007.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase

Common Stock, par value $.0001

As described herein.

TC Acquisition Corp.

No.	CUSIP No.	89468P 11 0

VOID AFTER 5:00 P.M., NEW YORK TIME,
ON                , 2011 (AS SUCH PERIOD MAY BE EXTENDED
PURSUANT TO THIS WARRANT CERTIFICATE), OR UPON EARLIER REDEMPTION

        This certifies that                        or registered assigns is the registered holder of                        warrants to purchase certain securities (each a "Warrant"). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from TC Acquisition Corp., a Delaware corporation (the "Company"), one share of the Company's Common Stock (each, a "Share"), at the Exercise Price set forth below. The exercise price of each Warrant (the "Exercise Price") shall be $5.00 initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

        Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the "Exercise Period") commencing on the later of the Company's completion of a Business Combination (as defined below) or                , 2007 and ending on the earlier to occur of 5:00 P.M., New York time, on                , 2011; provided that if, during the period in which the warrants are exercisable, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of common stock issuable upon exercise of the warrants is not effective, or a prospectus relating to the shares of common stock issuable upon exercise of the warrants is not available for use, the expiration date for the warrants will be extended by the number of days during which such a registration statement was not effective or such prospectus was not available for use (the date on which the Exercise Period terminates, the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

        The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the "Exercise Date") to Continental Stock Transfer & Trust Company (the "Warrant Agent", which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at 17 Battery Place, New York, NY 10004, (i) this Warrant Certificate or, in the case of a Book-Entry Warrant Certificate (as defined in the Warrant Agreement), the Warrants to be exercised (the "Book-Entry Warrants") free on the records of The Depository Trust Company (the "Depository") to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase ("Election to Purchase"), properly executed by the holder hereof on the reverse of this Warrant Certificate or properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the "Participant"), and substantially in the form included on the reverse of this Warrant Certificate and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act with respect to the Shares issuable upon exercise of the Warrants is effective (and the prospectus contained therein is available for use). Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise would be unlawful. The exercise of the Warrants may only be settled by delivery of Shares and the holders of the Warrants shall not be entitled to the payment of cash in lieu of Shares (net cash settlement) upon exercise of the Warrants pursuant to the terms of the Warrant Agreement or this Warrant Certificate regardless of whether the Shares underlying the Warrants are registered pursuant to an effective registration statement (and a prospectus relating thereto is available for use).

        As used herein, the term "Business Day" means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

        As used herein, the term "Business Combination" shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset or stock acquisition or other similar business combination of one or more operating businesses in the technology-related sector (collectively, the "Target Business") having, individually or collectively, a fair market value (as calculated in accordance with the Company's Certificate of Incorporation) at least equal to 80% of the Company's net assets at the time of such merger, capital stock exchange, asset acquisition or other similar business combination;

provided, that any acquisition of multiple operating businesses shall occur contemporaneously with one another.

        Warrants may be exercised only in whole numbers of Warrants. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Registered Holder.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of                , 2006 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 1816 Fifth Street, Berkeley, California 94710.

        At any time during the Exercise Period, the Company may, at its sole option, redeem all (but not part) of the then outstanding Warrants upon giving notice in accordance with the terms of the Warrant Agreement (the "Redemption Notice"), at the price of $0.01 per Warrant (the "Redemption Price"); provided, that (a) the last sales price of the Shares has been at least $8.50 per Share, for any twenty (20) trading days within a thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is sent by the Company and (b) a registration statement under the Securities Act relating to the shares of common stock issuable upon exercise of the then outstanding Warrants is effective and expected to remain effective to and including the redemption date and a prospectus relating to the shares of common stock issuable upon exercise of the then outstanding Warrants is available for use and expected to remain available for use to and including the redemption date. In the event the Company shall elect to redeem all the then outstanding Warrants, the Company shall fix a date for such redemption, which such date shall be at least thirty (30) days after the date the Redemption Notice is sent (the "Redemption Date"); provided, that such date shall occur prior the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company; provided, however, that no Warrants may be exercised subsequent to the Expiration Date; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

        The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder's right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

        The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 4 of the Warrant Agreement.

        Prior to the Detachment Date, the Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the Shares to which such Warrant is attached (together, a "Unit"), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrants included in such Units. From and after the

Detachment Date, the above provisions in this paragraph shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

        Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

        The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

        THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of                 , 2006

TC Acquisition Corp.
By:	Name: Robert J. Majteles Title: President and Chief Executive Officer
Continental Stock Transfer & Trust Company, as Warrant Agent
By:
Name: Title:

[REVERSE]

Instructions for Exercise of Warrant

        To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a bank wire transfer in immediately available funds, in each case payable to the Warrant Agent at an account designated by the Warrant Agent, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

        The undersigned hereby irrevocably elects to exercise, on                        ,             (the "Exercise Date"),                          Warrants, evidenced by this Warrant Certificate, to purchase,                        of the shares of Common Stock (each, a "Share") of TC Acquisition Corp., a Delaware corporation (the "Company"), and represents that on or before the Exercise Date such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, in the amount of $                        in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

        If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated:                              ,

Name
(Please Print)
/ / / / - / / / - / / / / / (Insert Social Security or Other Identifying Number of Holder)
Address

Signature

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

            By hand at:

            By mail at:

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)
(City and State) (Zip Code)
Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)
(City and State) (Zip Code)
Dated:
Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).
SIGNATURE GUARANTEE
Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:	, 200

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

        FOR VALUE RECEIVED,                          HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint                          Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:
Signature

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).
SIGNATURE GUARANTEE
Name of Firm

Address

Area Code and Number

Authorized Signature

Name

Title

Dated:	, 200

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  Exhibit 4.3